Exhibit 10.2

GUARANTY OF LEASE

THIS GUARANTY OF LEASE (this “Guaranty”) is made as of June 22, 2021, by QUANTUMSCAPE CORPORATION, a Delaware corporation (“Guarantor”), having an address at 1730 Technology Drive, San Jose, California 95110, to SI 55 LLC,a California limited liability company (“Landlord”).

WHEREAS, Landlord has agreed to enter into that certain Second Amendment to Lease dated as of June 22, 2021 (the “Second Amendment”) with QuantumScape Battery, Inc., a Delaware corporation (“Tenant”) in order to consent the Tenant Ownership Change (as defined in the Second Amendment) and to extend the term of that certain Lease dated as of May 31, 2013 (the “Original Lease”), as amended by that Amendment of Lease dated as of May 19, 2014 (the “First Amendment” and together with the Original Lease and the Second Amendment, the “Lease”) for the premises comprised of approximately 87,125 rentable square feet commonly known as 1730 Technology Drive, San Jose, California as more particularly described as the “Premises” in the Lease; and

WHEREAS, Guarantor is the sole shareholder of Tenant and materially benefited by the Lease, as amended by the Second Amendment, and the undertaking by Guarantor to execute and deliver this Guaranty is a material inducement to Landlord to enter into the Second Amendment and consent to the Tenant Ownership Change.

NOW, THEREFORE, Guarantor agrees with Landlord as follows:

Guarantor guarantees that all sums stated in the Lease to be payable by Tenant shall be promptly paid in full when due in accordance with the Lease and that Tenant shall perform and observe all of its obligations under the Lease. If any such sum or obligation is not timely paid, performed or observed for any reason whatsoever, then Guarantor shall, promptly after notice thereof and prior to the expiration of any applicable grace period granted to Tenant under the Lease, pay or perform the same in full regardless of (a) any defense or right of offset or counterclaim which Tenant or Guarantor may have or assert against Landlord, (b) whether Landlord shall have taken any steps to enforce any rights against Tenant or any other person, or (c) termination of the Lease as a result of Tenant’s default or a Bankruptcy (as defined below). Guarantor shall also pay all expenses of collecting any such sum or of otherwise enforcing this Guaranty, including reasonable attorneys’ fees. This Guaranty is a guaranty of full performance and payment and not merely collection.

This Guaranty is a continuing guaranty (and not a periodic guaranty or a guaranty from month to month) and the obligations of Guarantor hereunder are absolute, irrevocable and unconditional. Without limiting the generality of the foregoing, Guarantor’s obligations and covenants under this Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following, whether or not Guarantor has been notified thereof or consented thereto: (a) any invalidity, illegality or unenforceability of the Lease, or any termination of the Lease for any reason due to a Tenant default or a Bankruptcy; (b) any defenses or rights of set off or counterclaim of Tenant or Guarantor; (c) Landlord’s waiver of the performance or observance by Tenant, Guarantor or any other party of any covenant or condition contained in the Lease or this Guaranty; (d) any extension, in whole or in part, of the time for payment by Tenant or Guarantor of any sums owing or payable under the Lease or this Guaranty, or of any other sums or obligations under or arising out of or on account of the Lease or this Guaranty, or the renewal of the Lease or this Guaranty; (e) any full or partial assignment of the Lease or subletting of the Premises; (f) any modification or amendment (whether material or otherwise) of any of the obligations of Tenant or Guarantor under the Lease or this Guaranty, except to the extent of such modified obligations; (g) the doing or the omission of any act referred to in the Lease or this Guaranty (including the giving of any consent referred to in the Lease or this Guaranty); (h) Landlord’s failure or delay to exercise any right or remedy available to Landlord or any action on the part of Landlord granting indulgence or extension in any form whatsoever; (i) the voluntary or involuntary liquidation, dissolution, sale of any or all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, trusteeship, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, Tenant or Guarantor or any of Tenant’s or Guarantor’s assets (a “Bankruptcy”); or (j) the release of Tenant or Guarantor from the performance or observance of any covenant or condition contained in the Lease or this Guaranty by operation of law, except to the extent agreed in writing executed by Landlord and Tenant.

Guarantor shall notify Landlord in writing whenever Guarantor shall make any payment to Landlord on account of the liability of Guarantor under this Guaranty. No such payment by Guarantor pursuant to any provision of this Guaranty shall entitle Guarantor, by subrogation, indemnification or otherwise, to the rights of Landlord or to any payment by Tenant. Guarantor shall be deemed not to be a “creditor” (as defined in Section 101 of the Bankruptcy Code (as defined in the Lease)) of Tenant by reason of the existence of this Guaranty in the event that Tenant becomes a debtor in any proceeding under the Bankruptcy Code. Should Landlord repay to Tenant or Guarantor, or be obligated by applicable law to repay to Tenant or Guarantor, any amounts previously paid, then this Guaranty shall be reinstated in the amount Landlord repays or is so obligated to repay.

Guarantor waives presentment, notice of dishonor, protest and notice of non-payment, non-performance or non-observance, notice of acceptance of this Guaranty and notice of any obligations or liabilities contracted or incurred by Tenant.

This Guaranty shall be governed by the laws of the jurisdiction in which the Premises is located (without regard to the application of choice of law principles), may not be modified or amended except by a written agreement duly executed by the parties, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Any references in this Guaranty to “Tenant” shall include the named Tenant and its trustee in bankruptcy, receiver, conservator, and other successors and assigns.

Guarantor’s liability under this Guaranty is direct and primary, and not secondary, and shall be joint and several with that of Tenant. Notwithstanding anything in the Lease or this Guaranty to the contrary, Landlord shall have the right to apply or not apply any security deposit or other credit in favor of Tenant as Landlord shall determine in its sole and absolute discretion, and Guarantor’s liability under this Guaranty shall not be affected in any manner thereby. Landlord may proceed against Guarantor under this Guaranty without initiating or exhausting any remedy against Tenant (including the application of any security deposit or other credit in favor of Tenant), and may proceed against Tenant and Guarantor separately or concurrently. All remedies afforded to Landlord by reason of this Guaranty are separate and cumulative. Guarantor waives any right it may have to require Landlord to institute or prosecute an action against Tenant or any other person before proceeding against Guarantor. If more than one natural person and/or entity shall constitute Guarantor, then the liability of each such person or entity shall be joint and several. If Guarantor is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several. No waiver, release or modification of the obligations of any such person or entity shall affect the obligations of any other such person or entity.

Any notice which Landlord may elect to send shall be binding upon Guarantor if mailed to Guarantor’s address set forth above, as the same may be modified by Guarantor as provide below, by United States certified or registered mail, return receipt requested, or by Federal Express or other overnight courier.

GUARANTOR WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT IN THE JURISDICTION IN WHICH THE PREMISES ARE LOCATED AND WAIVES ANY RIGHT UNDER THE DOCTRINE OF FORUM NON CONVENIENS.

Guarantor hereby consents to the exercise of personal jurisdiction over Guarantor by any federal or local court in the jurisdiction in which the Premises is located. Service shall be effected by any means permitted by the court in which any action is filed, or, at Landlord’s option, by mailing process, postage prepaid, by certified mail, return receipt requested to Guarantor at Guarantor’s address set forth on the first page of this Guaranty. Service shall be deemed effective upon receipt. Guarantor shall designate a change of address or agent by written notice given by certified mail, return receipt requested, at least ten (10) days before such change is to become effective.

Guarantor represents and warrants that Landlord’s execution of the Lease is a material and direct economic benefit to Guarantor and constitutes good, valuable and sufficient consideration for Guarantor’s execution of this Guaranty, notwithstanding any future rejection or other termination of all or any part of the Lease. Guarantor warrants and represents that each individual signing this Guaranty on its behalf is duly authorized to execute and deliver this Guaranty, and that, if Guarantor is a corporation, Guarantor is a duly organized corporation in good standing under the laws of the state of its incorporation, is qualified to do business and is in good standing in the jurisdiction in which the Premises is located, and has the power and authority to enter into this Guaranty, and that all corporate action requisite to authorize Guarantor to enter into this Guaranty has been duly taken.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date first above written.

GUARANTOR:

QUANTUMSCAPE CORPORATION,
a Delaware corporation

By: /s/ Kevin Hettrich

Name: Kevin Hettrich

Title: CFO

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